Exhibit 99.1 Magellan Petroleum to Present at the Global Hunter Securities 100 Energy Conference DENVER, June 18, 2013 /PRNewswire/ -- Magellan Petroleum Corporation (“Magellan” or the “Company”) (NASDAQ: MPET) announced today that the Company will be presenting at the Global Hunter Securities 100 Energy Conference to be held in Chicago, Illinois, on June 24 to 26, 2013. Tom Wilson, President and Chief Executive Officer, is scheduled to present on Wednesday, June 26, 2013, at approximately 4:00 PM Central Time. Presentation materials will be available in the Investor Relations section of the Company’s website at www.magellanpetroleum.com. ABOUT MAGELLAN Magellan Petroleum Corporation is an independent oil and gas exploration and development company with assets in the US, Australia, and the UK. The Company is primarily focused on the development of a CO2-enhanced oil recovery (“CO2-EOR)” program at Poplar Dome in eastern Montana. Historically active in Australia, Magellan operates two gas fields onshore Northern Territory and an exploration block in the Bonaparte Basin, offshore Northern Territory. Magellan also maintains a large acreage position onshore the UK prospective for unconventional shale oil and gas production. Magellan is headquartered in Denver, Colorado. The Company's mission is to enhance shareholder value by maximizing the full potential of existing assets. Magellan routinely posts important information about the Company on its website at www.magellanpetroleum.com. For further information, please contact: Matthew Ciardiello, Manager, Investor Relations at 720.484.2404 or IR@magellanpetroleum.com